Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140667 and 333-149691 on Form S-8 of our reports dated March 30, 2009, relating to the consolidated financial statements of Physicians Formula Holdings, Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 30, 2009